              [TRIGEN ENERGY CORPORATION LETTERHEAD]



                                                              October 9, 1996



Trigen Energy Corporation
One Water Street
White Plains, NY 10601

                   Re:      Form S-3 Registration Statement relating
                            to 200,000 shares of Common Stock, par value
                            $.01 per share, of Trigen Energy Corporation
                            --------------------------------------------

Ladies and Gentlemen:

         I am Vice President and General Counsel of Trigen Energy Corporation, a Delaware corporation (the "'Company"). I am delivering this opinion in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time of 200,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company, by Trust Company of the West, not in its individual capacity but only as trustee of the trust established pursuant to an Individual Trust Agreement dated as of January 31, 1987, as amended, between The Boilermaker-Blacksmith National Pension Trust and itself ("TCW").

         I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents (other than signatures on behalf of the Company) and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and I have assumed any certificates of public officials to have been properly given and to be accurate.

         Based upon the foregoing, I am of the opinion that:

         (i) The Company is a corporation incorporated and validly existing in good standing under the laws of the State of Delaware; and

         (ii) The Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Eugene E. Murphy
                                          Eugene E. Murphy
                                          Vice President and General Counsel